Exhibit 99.2

1 | 2026 Half Year Results Presentation Barrie van der Merwe Managing Director and CEO Sandeep Deoji Interim Chief Financial Officer 11 August 2026

2 Important Notices and Disclaimer The material contained in this presentation is intended to be general background information on Coronado Global Resources Inc. (Coronado or the Company) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may also include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in United States dollars unless otherwise indicated.The presentation of certain financial information may not be compliant with the primary financial statements prepared under U.S. GAAP. Refer to Coronado’s 2025 Appendix 4E, including the audited financial statements and Coronado’ s 2025 JORC Statement both released to the ASX on 24 February 2026; and Coronado's Annual Report on Form 10-K for the year ended 31 December 2025 (2025 SEC Form 10-K) filed with the ASX on 4 March 2026 (SEC 3 March 2026).  This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933, as amended, and Section 21E of the US Securities Exchange Act of 1934, as amended, that are based on assumptions and on information currently available to us. This presentation contains forward-looking statements concerning our business, operations, financial performance and condition; the coal, steel and other industries; and our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements may be identified by words such as “may”, “could”, “believes”, “estimates”, “expects”, “intends”, “plans”, “considers”, “forecasts”, “outlook”, “likely”, “anticipates”, “targets” and other similar words that involve risk and uncertainties. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividend payments, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, plans with respect to certain assets, risks inherent to mining operations, such as adverse weather conditions, inflationary conditions, geopolitical conflicts or tensions, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the Company's good faith beliefs, assumptions and expectations, but they are not a guarantee of future performance or events. Furthermore, Coronado disclaims any obligation to publicly update or revise any forward-looking statement, as a result of new information, future events, or otherwise, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our 2025 SEC Form 10-K and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC and ASX on May 11, 2026; as well as additional factors we may describe from time to time in other filings with the ASX and SEC. You may get such filings for free at our website at www.coronadoglobal.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. Information in this presentation relating to coal reserves and coal resources is extracted from information published in Coronado’s 2025 JORC Statement (released to the ASX on 24 February 2026) and is compliant with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves 2012 (JORC Code) and measured in accordance with the JORC Code. For details of the coal reserves and coal resources estimates and the Competent Persons statements, refer to relevant Australian and U.S. Operations sections in Coronado’s 2025 JORC Statement. As an SEC registrant, our SEC disclosures of resources and reserves follow the requirements of subpart 1300 of Regulation S-K under the U.S. Securities Exchange Act of 1934. Accordingly, our estimates of resources and reserves in this presentation and in our other ASX disclosures may be different than our estimates of resources and reserves reported in our 2025 SEC Form 10-K and in other reports that we are required to file with the SEC. See further the Endnotes in the Appendix. This presentation may include certain non-GAAP financial information. Because not all companies calculate non-GAAP financial information identically (or at all), the non-GAAP financial information included herein may not be comparable to other similarly titled measures used by other companies. Further, such non-GAAP financial information should not be considered as a substitute for the information contained in the historical financial information prepared in accordance with GAAP included herein or provided in connection herewith. Please see the Appendix to this presentation for reconciliations of such non-GAAP financial information.

3 2026 H1 Investor Presentation Barrie van der Merwe Managing Director and CEO

We believe we are positioned to capture the next phase of seaborne metallurgical coal market upside Optimising Buchanan | Stabilising Curragh | Maximising Future Upside High Quality, Long-Life Assets Positioned for Structural Demand Growth Maximising Upside • ~21 years reserve life • Assets in Tier 1 jurisdictions with sovereign diversification • Long-term customer relationships & sought after products • Curragh is strategic to Queensland’s energy mix • Steel underpins modern civilisation • India expected to drive seaborne steel growth • Rising urbanisation and steel intensity • New met coal supply remains constrained • Supply deficits expected as demand growth emerges • Optimise Buchanan • Stabilise Curragh • Safety and leadership driving productivity and cost improvement • Integrated coal value chain approach to margin and cash flow improvement

India’s urbanisation and industrialisation will drive seaborne demand

What happens when India consumes steel like everyone else?


+39% vs today

Today **115 kg / person**	**3,125 bridges**	One Harbour Bridge every 2 hours 48 minutes
2030 target **160 kg / person**	**4,348 bridges**	One Harbour Bridge every 2 hours 1 minute
World average 220 kg / person	**5,978 bridges**	One Harbour Bridge every 1 hour 28 minutes
China today 604 kg / person	**16,413 bridges**	One Harbour Bridge every 32 minutes

Lifting India to China's current per-person consumption would mean completing the steel equivalent of a Sydney Harbour Bridge every 32 minutes, around the clock — more than five times today's pace. On the UN's projected 1.67bn population by 2050, every figure above rises a further ~15%.

Sources: Worldsteel 2025; India National Steel Policy; Harbour Bridge steelwork 52,800 t. Population held at the 2025 level of ~1.45bn.

5

6 Buchanan: A proven cash generator through the met coal cycle Six years of positive earnings through volatile met coal markets; expansion completed to maximise future margin and cash flow Resilient Asset • Positive earnings in every full year since acquisition • Remained profitable across multiple pricing cycles Expansion Investment Period • FY24-H1 FY26 impacted by Buchanan expansion capital • Investment completed while maintaining earnings Positioned for upside • Higher production baseline established • Greater leverage expected to improving met coal prices FY24-H1 FY26 capital investment program completed while maintaining earnings $179M 2018 2019 2020 2021 2022 2023 2024 2025 H1 2026 Buchanan FCF Buchanan Expansion Capex PLV $133M ($9M) $323M $436M $285M $7M $44M $26M COVID Lower prices (late 2024 – 2025)

Curragh: Structural reset focused on margin and cash generation

Integrated plan across all elements of the coal value chain

Open pit mine plan productivity	CHPP uptime and throughput	Underground value chain optimisation	Commercial alignment
Lower cost and risk	**Product mix and margin**	**Output and product mix**	**Higher revenue & lower cost**
• Exploit low strip ratio coal • Set up North mine for improved productivity • Establish inventory buffers to de-risk production system • Accelerate X Pit planning to extend optimal dragline strike length	• Asset integrity • Maintenance practises • Increased uptime • Improved throughput • Improved yield • Maximise met coal production	• Mining layout and sequence • Development cycles • Equipment utilisation • Washability	• Simpler organisation • Contracts aligned with mine plan productivity • Procurement and supply chain • Marketing optimisation

Safety, Leadership and Culture

Visible leadership | Critical risk management | Frontline accountability | Safety improvement | Shared ownership of outcomes

7

8 Queensland needs Curragh A strategic asset for Queensland’s energy security ~US$2.2bn+ Value transferred to Queensland through discounted coal supply since 2018 ~US$2.5bn Royalties and rebates paid to the Queensland Government since 2018 ~15% Queensland baseload electricity supply To 2043 Domestic coal supply committed under revised Stanwell arrangements Strategic Importance • ~3.5Mtpa of domestic thermal coal supply • Supports ~15% of Queensland baseload electricity generation • ~2,500 direct and indirect jobs • ~US$2.4bn paid in royalties and rebates since 2018 • Long-term energy security through to 2043 Value of the Stanwell Partnership • Major customer and Coronado's largest lender • Improves liquidity and reduces refinancing risk • Provides financial runway to execute the Curragh reset • Supports restoration of profitability and cash flow • Enhances exposure to future metallurgical coal price recovery While commercial outcomes have improved, long-term nomination rights for thermal coal have a material impact on our flexibility with Curragh’s mine planning and sizing

@4-6x multiple = US$1.7-$2.6B EV • Buchanan – consistency • Curragh – operating leverage ~US$425M through cycle Shareholder Returns Deleverage Potential Operating leverage to metallurgical coal prices creates significant cash flow and valuation upside through the cycle Dividends Debt US$1.5B • Material cash generation capability • Achieved in one upside cycle US$700M • Significant and fast deleveraging capacity when market turns • Only $400M of debt with parties other than Stanwell Normalised Earnings We expect the reset to maximise CRN’s exposure to the next met coal price cycle COVID Qld Weather & Cost Headwinds Lower prices (late 2024 – 2025) 2018 2019 2020 2021 2022 2023 2024 2025 H1 2026 FCF EBITDA Average EBITDA PLV

10 Half Year Financial Performance Sandeep Deoji Interim Chief Financial Officer

Q2: A first step in rebuilding credible delivery

Production recovery & record operating performance drove a US$96m EBITDA improvement quarter on quarter, despite inventory and shipment timing impacts

US$m unless stated	Q2 FY26	Q1 FY26	Q/Q Var	H1 FY26	H1 FY25	H/H Var
Saleable production (Mt)	**4.1**	3.0	+37%	7.1	7.2	(1)%
Sales volume (Mt)	3.5	3.5	—	7.0	7.1	(1)%
Realised Met price (US$/t sold)	170.5	165.3	+3%	168.0	149.8	+12%
Mining cash cost (US$/t produced)	97.9	135.3	(28)%	113.5	100.4	+13%
Total revenues	514.1	467.2	+10%	981.3	917.1	+7%
Adjusted EBITDA	**6.8**	**(89.3)**	**+96.1**	**(82.5)**	**(73.4)**	**(9.1)**
Capital expenditure	26.5	20.0	+33%	46.5	204.2	(77)%

Absorbed in Q2: US$29m of adverse FX translation (A$/US$ 0.71 versus 0.64), higher diesel prices and general inflation. At prior-year exchange rates, Q2 mining cash cost would be approximately US$91/t around 7% below Q2 FY25.

H1 Achievements

- Successful longwall relocations and two-week Curragh CHPP shutdowns
- Buchanan record ROM production
- Record CHPP operating hours at both Buchanan and Curragh
- Logan sale closed removing significant cash drag and exposure to High Vol A&B market
- Stanwell transaction in Q4 2025 supporting liquidity

H2 focus areas

- Implement new mine plan – Curragh South
- Start resetting pit geometries – Curragh North
- Underground optimisation – Mammoth underground
- Plant performance and met coal production
- New mining services contracts
- Reset of other procurement contracts
- Finalisation of organisational structures
- Wet season preparation – inventory buffers, etc.

11

Free cash flow improved by US$70m despite timing & inflationary headwinds

Cash flow impacted by timing; underlying improvement intact for H2

Free cash flow H1 FY25 v H1 FY26 US$M's

~US$180m improvement realised
- Pricing
- Stanwell reset
- Lower capex

Temporary & timing impacts
- Fuel, CPI & FX
- Inventory & shipment timing



+70
-159
41
53
89
74
9
30
-89
H1 FY25 FCF
Price Increase
Stanwell Rebate Removed
Lower Capex
Fuel, CPI, FX
Mining
Inventory & Shipment Timing and other
H1 FY26 FCF

12

13 Liquidity strengthened and balance sheet remains a clear priority June cash impacted by timing; pro forma liquidity & debt tenure provide runway for operational reset Liquidity (in millions) Balance Sheet (in millions) 400 265 2026 2027 2028 2029 2030 0 0 0 Secured Notes 9.25% ABL 9% - 12% 98 173 75 Cash 30 Jun 26 Glencore Prepayment Proforma Liquidity • Glencore prepayment of US$75M progressed in Q2 and executed 7 August 2026; settled through future coal deliveries • Stanwell prepay mechanism provides further downside liquidity support where required up until $250M in FY26; repayment only once liquidity exceeds $300M • As credit ratings improve, may claw back $70M of cash from guarantees that had to be cash backed <$250M Preserve Liquidity | $250M - $400M Deleveraging Priority | >$400M Growth, Debt Reduction and Returns • No near-term debt maturities • No maintenance covenants in the Notes • Stanwell ABL Facility endorsed by QLD Government with no EBITDA covenants until 2028

14 Conclusion Barrie van der Merwe Managing Director and CEO

15 Assets & Products Long-life assets & sought after, much needed products Resetting Today. Positioned for Tomorrow. Maximizing Upside. Market Good medium-term fundamentals – be there, at the right cost Curragh High potential and reset underway to maximise operational leverage Queensland Curragh’s strategic importance incentivizes ongoing support Cashflow & Value Significant deleveraging capacity & inherent value Buchanan Delivers through the cycle + optimisation QUALITY ASSETS + OPERATIONAL RESET + MARKET RECOVERY = SHAREHOLDER VALUE

16 Questions and Answers

17 Investors Chantelle Essa Vice President Investor Relations +61 477 949 261 cessa@coronadoglobal.com investors@coronadoglobal.com Registered Office Coronado Global Resources Inc. Level 33, Central Plaza One 345 Queen Street Brisbane, QLD, Australia, 4000 GPO Box 51, Brisbane QLD, Australia, 4000 +61 7 3031 7777 +61 7 3229 7401 coronadoglobal.com Media Helen McCombie Sodali & Co +61 411 756 248 helen.mccombie@sodali.com Contacts

18 Appendix

19 Buchanan: Historically, high-margin cash generator through the cycle Dual longwall operation that has returned positive EBITDA every year Performance baseline reset in 2026: • Growth from 3.5Mt to 4.5Mt after expansion • 2 nd quartile cost performance • 6 years positive returns through all cycles • Proven extremely reliable production Asset quality: • Infrastructure-connected, export-ready • Fully built, operating assets • Capital largely sunk • Significant remaining reserve optionality Appalachian Basin • Highest-quality hard coking coal in the U.S. • Core supplier to domestic U.S. steel producers • Benefits from tariff-protected, regional steel market • Selective export optionality and sought after product (India / Asia) Buchanan Acquisition Date 2016 Reserves (Mts) 161 Indicative Life (yrs) 21 Competitive Advantage Premium low-ash, low-moisture metallurgical coal with superior freight economics, enabling access to a broader range of domestic and export markets and supporting premium realised pricing.

20 Curragh Complex: The key value opportunity Structural reset to improve operating leverage and cash generation – critical to QLD Overview: • One of worlds largest coal mines • 2 large open cuts,1 underground Asset quality: • Infrastructure-connected, export-ready • Fully built, operating assets • Capital largely sunk • Significant remaining reserve optionality Reset program – FY26 focus: • Complete Phase 1 operational reset • Commence Phase 2 implementation • Improve delivery reliability • Reduce unit costs • Establish sustainable operating platform for margin expansion Bowen Basin: • World-leading hard coking coal quality • Important supplier to Queensland industry and energy security • Core supply for integrated Asia-linked steel markets • Price-setting benchmark basin Curragh Acquisition Date 2018 Reserves (Mts) 267 Indicative Life (yrs) 20 Competitive Advantage Large-scale, long-life Bowen Basin asset with reserve depth, mine planning flexibility and significant scarcity value in a constrained supply region.

Endnotes

1. **Slide 4:** Reserve life based on 2025 JORC Statement released to ASX on 24 February 2026. Positioning statements regarding metallurgical coal demand, Indian steel growth, urbanisation trends and supply outlook are based on publicly available industry forecasts and management's assessment of market conditions.
2. **Slide 5:** Steel consumption statistics sourced from World Steel Association (worldsteel) 2025 publications and India's National Steel Policy. Sydney Harbour Bridge steel content assumed at approximately 52,800 tonnes. Population assumptions based on publicly available population estimates and UN long-term population projections. Illustrative calculations are intended to demonstrate relative scale only.
3. **Slide 6:** Historical PLV prices refer to the Platts Premium Low Vol Hard Coking Coal FOB Australia benchmark price (US$/t). The measures and calculations presented on this slide include non-GAAP and management-defined metrics intended to illustrate economic performance, cash generation and value creation. These measures may not reconcile directly to reported GAAP financial information due to differences in methodology, timing, working capital movements, allocations and other adjustments. They should not be considered a substitute for reported financial measures.
4. **Slide 7:** Operational initiatives and improvement opportunities are based on internal operational reviews and management plans. Expected benefits are subject to execution, operational performance, market conditions and other risks disclosed in the Company's public filings.
5. **Slide 8:** Value transferred through domestic coal supply and royalties/rebates reflects management estimates based on historical supply arrangements, pricing assumptions and publicly disclosed royalty payments. Domestic coal commitments are subject to the terms of the Stanwell agreements.
6. **Slide 9:** Historical PLV prices refer to the Platts Premium Low Vol Hard Coking Coal FOB Australia benchmark price (US$/t). The measures and calculations presented on this slide include non-GAAP and management-defined metrics intended to illustrate economic performance, cash generation and value creation. These measures may not reconcile directly to reported GAAP financial information due to differences in methodology, timing, working capital movements, allocations and other adjustments. They should not be considered a substitute for reported financial measures.
7. **Slide 19 & 20 .** Reserve and LOM data extracted from 2025 JORC Statement (released to ASX on 24 Feb 2026). See Coronado 2025 Statement of Coal Reserves and Coal Resources for Coronado Global Resources Inc., Coal Reserves as of 31 December 2024 and 2025, extract table below. Curragh includes Curragh open cut (OC) and Mammoth underground (UG). Remaining life estimated and subject to change. Buchanan expansion included within Buchanan Coal Reserves, Curragh North Reserve included in Curragh OC Reserves, Mammoth Underground included in Mammoth UG Reserves.

Coal Reserves as of 31 December 2024 and 2025

	2024 Coal Reserves tonnes (millions)			2025 Coal Reserves tonnes (millions)			Reserves quality (adb)		
Mine	**Proved**	**Probable**	**Total**	**Proved**	**Probable**	**Total**	**Ash (%)**	**Sulphur (%)**	**VM (%)**
Curragh OC	214	20	234	207	20	227	31.7	0.5	15.9
Mammoth UG	30	11	41	29	11	40	17.0	0.3	16.4
AUS TOTAL			**275**			**267**			
Buchanan	157	12	169	150	12	161	55.0	0.7	10.0
Logan	63	37	99	58	36	94	38.0	0.9	24.0
Greenbrier	0	0	0	0	0	0	0	0	0
Russell County	39	11	50	0	0	0	0	0	0
Mon Valley	114	83	197	114	83	197	37.0	1.2	23.0
US TOTAL			**516**			**453**			

21

22 Reconciliation of Non-GAAP measures 22 This presentation discusses results of the Company’s operations and includes references to and analysis of certain non-GAAP measures, which are financial measures not recognized in accordance with U.S. GAAP. Non-GAAP financial measures are used by the Company and investors to measure operating performance. Management uses a variety of financial and operating metrics to analyze performance. These metrics are significant in assessing operating results and profitability. These financial and operating metrics include: (i) safety and environmental statistics; (ii) Adjusted EBITDA; (iii) total sales volumes and average realised price per Mt sold, which we define as total coal revenues divided by total sales volume; (iv) Metallurgical coal sales volumes and average realized Metallurgical coal price per tonne sold, which we define as Metallurgical coal revenues divided by Metallurgical sales volume; (v) Mining costs per Mt sold, which we define as mining cost of coal revenues divided by sales volumes (excluding non-produced coal) for the respective segment; and (vi) Operating costs per Mt sold, which we define as operating costs divided by sales volumes for the respective segment. Investors should be aware that the Company’s presentation of Adjusted EBITDA and other non-GAAP measures may not be comparable to similarly titled financial measures used by other companies. We define Net (Debt)/Cash as cash and cash equivalents (excluding restricted cash) less the outstanding aggregate principal amount of interest bearing liabilities. Reconciliations of certain forward-looking non-GAAP financial measures, including our 2026 average mining cash cost per tonne produced guidance, to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability and the periods in which such items may be recognised. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results. Caption: Curragh Complex

Reconciliation of non-GAAP measures

(In US$'000, except for volume data, unaudited)	For the three months ended 30 June 2026			
	Australian Operations	U.S. Operations	Consolidated	Buchanan
Total Revenues	**326,614**	**187,515**	**514,129**	**172,034**
Less: Other revenues	7,706	52	7,758	52
Total coal revenues	**318,908**	**187,463**	**506,371**	**171,982**
Less: Thermal coal revenues	22,554	4,189	26,743	-
Met Coal revenues	**296,354**	**183,274**	**479,628**	**171,982**
Volume of Met Coal sold (Mt)	1.7	1.1	2.8	1.0
Average realised Met price per tonne sold	**171.8**	**168.4**	**170.5**	**171.5**

(In US$'000, except for volume data, unaudited)	For the six months ended 30 June 2026			
	Australian Operations	U.S. Operations	Consolidated	Buchanan
Total Revenues	**585,701**	**395,620**	**981,321**	**362,161**
Less: Other revenues	14,388	71	14,459	70
Total coal revenues	**571,313**	**395,549**	**966,862**	**362,091**
Less: Thermal coal revenues	64,968	13,993	78,961	98
Met Coal revenues	**506,345**	**381,556**	**887,901**	**361,993**
Volume of Met Coal sold (Mt)	3.0	2.3	5.3	2.1
Average realised Met price per tonne sold	**167.7**	**168.4**	**168.0**	**171.3**

(In US$'000, except for volume data, unaudited)	For the three months ended 31 March 2026			
	Australian Operations	U.S. Operations	Consolidated	Buchanan
Total Revenues	**259,088**	**208,104**	**467,192**	**190,127**
Less: Other revenues	6,682	19	6,701	18
Total coal revenues	**252,406**	**208,085**	**460,491**	**190,109**
Less: Thermal coal revenues	42,414	9,804	52,218	98
Met Coal revenues	**209,992**	**198,281**	**408,273**	**190,011**
Volume of Met Coal sold (Mt)	1.3	1.2	2.5	1.1
Average realised Met price per tonne sold	**162.4**	**168.5**	**165.3**	**171.3**

(In US$'000, except for volume data, unaudited)	For the six months ended 30 June 2025			
	Australian Operations	U.S. Operations	Consolidated	Buchanan
Total Revenues	**533,122**	**384,005**	**917,127**	**251,630**
Less: Other revenues	15,561	778	16,339	227
Total coal revenues	**517,561**	**383,227**	**900,788**	**251,403**
Less: Thermal coal revenues	36,871	15,086	51,957	27
Met Coal revenues	**480,690**	**368,141**	**848,831**	**251,376**
Volume of Met Coal sold (Mt)	3.2	2.5	5.7	1.7
Average realised Met price per tonne sold	**150.3**	**149.3**	**149.8**	**146.1**

23

Reconciliation of non-GAAP measures

(In US$000, except for volume data, unaudited)	For the three months ended 30 June 2026 Australia	United States	Other / Corporate	Total Consolidated	Buchanan
Total costs and expenses	**363,433**	**181,754**	**13,464**	**558,651**	**158,329**
Less: Selling, general and administrative expense	-	-	(10,479)	(10,479)	-
Less: Restructuring costs	-	(3,649)	(2,369)	(6,018)	-
Less: Depreciation, depletion and amortization	(25,422)	(20,148)	(616)	(46,186)	(18,706)
Total operating costs	**338,011**	**157,957**	**-**	**495,968**	**139,623**
Less: Other royalties	(37,300)	(7,270)	-	(44,570)	(6,055)
Less: Freight expenses	(50,933)	(42,868)	-	(93,801)	(42,868)
Less: Other costs (including non-mining costs)	(8,769)	(934)	-	(9,703)	(712)
Less: Inventory movement	55,375	497	-	55,872	10,673
Total mining cash costs	**296,384**	**107,382**	**-**	**403,766**	**100,661**
Saleable production (Mt)	3.0	1.1	-	4.1	1.1
Average mining cash costs per tonne produced	**98.9**	**95.0**	**-**	**97.9**	**91.2**

(In US$000, except for volume data, unaudited)	For the three months ended 31 March 2026 Australia	United States	Other / Corporate	Total Consolidated	Buchanan
Total costs and expenses	**372,998**	**229,707**	**5,235**	**607,940**	**177,458**
Less: Selling, general and administrative expense	-	-	(4,630)	(4,630)	-
Less: Depreciation, depletion and amortization	(18,032)	(24,700)	(605)	(43,337)	(17,389)
Total operating costs	**354,966**	**205,007**	**-**	**559,973**	**160,069**
Less: Other royalties	(23,936)	(6,412)	-	(30,348)	(5,019)
Less: Freight expenses	(41,692)	(44,031)	-	(85,723)	(44,031)
Less: Other costs (including non-mining costs)	(7,222)	(937)	-	(8,159)	(665)
Less: Inventory movement	(28,226)	(6,770)	-	(34,996)	(11,938)
Total mining cash costs	**253,890**	**146,857**	**-**	**400,747**	**98,416**
Saleable production (Mt)	1.7	1.3	-	3.0	1.0
Average mining cash costs per tonne produced	**148.8**	**117.0**	**-**	**135.3**	**99.7**

(In US$000, except for volume data, unaudited)	For the six months ended 30 June 2026 Australia	United States	Other / Corporate	Total Consolidated	Buchanan
Total costs and expenses	**736,431**	**411,462**	**18,698**	**1,166,591**	**335,787**
Less: Selling, general and administrative expense	-	-	(15,109)	(15,109)	-
Less: Restructuring costs	-	(3,649)	(2,369)	(6,018)	-
Less: Depreciation, depletion and amortization	(43,455)	(44,848)	(1,220)	(89,523)	(36,095)
Total operating costs	**692,976**	**362,965**	**-**	**1,055,941**	**299,692**
Less: Other royalties	(61,236)	(13,682)	-	(74,918)	(11,073)
Less: Freight expenses	(92,625)	(86,899)	-	(179,524)	(86,899)
Less: Other costs (including non-mining costs)	(15,990)	(1,871)	-	(17,861)	(1,376)
Less: Inventory movement	27,149	(6,272)	-	20,877	(1,265)
Total mining cash costs	**550,274**	**254,241**	**-**	**804,515**	**199,079**
Saleable production (Mt)	4.7	2.4	-	7.1	2.1
Average mining cash costs per tonne produced	**117.0**	**106.6**	**-**	**113.5**	**95.2**

(In US$000, except for volume data, unaudited)	For the six months ended 30 June 2025 Australia	United States	Other / Corporate	Total Consolidated	Buchanan
Total costs and expenses	**647,451**	**413,609**	**16,870**	**1,077,930**	**262,939**
Less: Selling, general and administrative expense	(7)	(13)	(15,913)	(15,933)	-
Less: Restructuring costs	-	-	-	-	-
Less: Depreciation, depletion and amortization	(37,604)	(47,468)	(957)	(86,029)	(29,886)
Total operating costs	**609,840**	**366,128**	**-**	**975,968**	**233,053**
Less: Other royalties	(60,097)	(19,270)	-	(79,367)	(8,848)
Less: Stanwell rebate	(43,784)	-	-	(43,784)	-
Less: Freight expenses	(81,655)	(41,239)	-	(122,894)	(41,239)
Less: Other costs (including non-mining costs)	(11,631)	(2,656)	-	(14,287)	(1,581)
Less: Inventory movement	(467)	6,305	-	5,838	(3,732)
Total mining cash costs	**412,206**	**309,268**	**-**	**721,474**	**177,653**
Saleable production (Mt)	4.5	2.7	-	7.2	1.7
Average mining cash costs per tonne produced	**91.9**	**114.6**	**0**	**100.4**	**105.0**

24

25 Reconciliation of non-GAAP measures 25